SECOND AMENDMENT TO THE

TRUST FOR PROFESSIONAL MANAGERS

OPERATING EXPENSE LIMITATION AGREEMENT

with

SCHOONER INVESTMENT GROUP, LLC

THIS SECOND AMENDMENT dated as of May 30, 2012, to the Amended and Restated Operating Expense Limitation Agreement, dated as of April 28, 2011, and as amended on July 21, 2011 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS (the “Trust”), on behalf of the series of the Trust as indicated on Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and SCHOONER INVESTMENT GROUP, LLC (hereinafter called the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend the Agreement for the sole purpose of adding the limit on operating expenses of the Class I shares of the Schooner Fund; and

WHEREAS, the Agreement allows for the amendment of Schedule A to the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement, as amended on July 21, 2011, is hereby superseded and replaced with Amended Schedule A attached hereto, for the sole purpose of adding the limit on operating expenses for the Class I shares of the Schooner Fund, to be effective as of May 30, 2012.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	SCHOONER INVESTMENT GROUP, LLC
on behalf its series listed on Schedule A

By: /s/ John P. Buckel	By: /s/ Gregory R. Levinson
Name: John P. Buckel	Name: Gregory R. Levinson
Title: Vice President	Title: Managing Member

Amended Schedule A
to the

TRUST FOR PROFESSIONAL MANAGERS

OPERATING EXPENSE LIMITATION AGREEMENT

with

SCHOONER INVESTMENT GROUP, LLC

Series and Class of Trust for Professional Managers	Operating Expense Limitation as a Percentage of Average Daily Net Assets
Schooner Fund – Class A Shares	1.99%
Schooner Fund – Class I Shares	1.74%
Schooner Global Absolute Return Fund	1.95%